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                                                                       EXHIBIT 1


                              ACCOUNTANTS' CONSENT

To:  The Board of Directors
     TransCanada Corporation

We consent to the inclusion in the Form 40-F of TransCanada Corporation for the year ended December 31, 2003 of our report dated February 23, 2004 relating to the consolidated balance sheets of TransCanada Corporation as at December 31, 2003 and 2002 and the related statements of consolidated income, retained earnings, and cash flows for each of the years in the three-year period ended December 31, 2003.

We also consent to incorporation by reference of our report in TransCanada
Corporation's:

     o Registration Statement (No. 33-00958) on Form S-8 dated November 7, 1985 and the Post-Effective Amendment No. 3 on Form S-8 dated May 15, 2003;

     o Registration Statement (No. 333-5916) on Form S-8 dated November 4, 1996, and the Post-Effective Amendment No. 1 on Form S-8 dated May 15, 2003;

     o Registration Statement (No. 333-8470) on Form S-8 dated March 18, 1998 and the Post-Effective Amendment No. 1 on Form S-8 dated May 15, 2003,

     o Registration Statement (No. 333-9130) on Form S-8 dated July 15, 1998 and the Post-Effective Amendment No. 1 on Form S-8 dated May 15, 2003,

     o Registration Statement (No. 33-13564) on Form S-3 dated April 16, 1987, the Post-Effective Amendment No. 2 on Form F-3, dated December 5, 1996, and the Post-Effective Amendment No. 1 on Form F-3 dated June 19, 2003; and

     o Registration Statement (No. 333-6132) on Form F-3 dated December 5, 1996 and the Post-Effective Amendment No. 1 on Form F-3 dated June 19, 2003.

/s/ KPMG LLP

Chartered Accountants

Calgary, Canada
March 15, 2004